U.S. SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                  ______________________________

                             FORM 8-K

                          CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


                        DATE OF REPORT:
                (Date of earliest event reported)

                         January 6, 1998



                           MONROC, INC.
      (Exact name of registrant as specified in its charter)


           DELAWARE                     0-23880                 87-0436697
(State or other jurisdiction of  (Commission file number)   (I.R.S. employer
 incorporation or organization)                            identification no.)


                  P.O. Box 537, 1730 Beck Street
                   Salt Lake City, Utah  84116
             (Address of principal executive offices)


                          (801) 359-3701
       (Registrant's telephone number, including area code)


                  ______________________________




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
Item 5.  Other Events

Acquisition of Treasure Valley Concrete, Inc.

     On January 6, 1998, Monroc, Inc.,  a Delaware corporation (the
"Company") acquired all of the outstanding capital stock of the privately held Treasure Valley Concrete, Inc., an Idaho corporation ("Treasure Valley Concrete") for $3.35 million. Treasure Valley Concrete produces and sells aggregates products and ready-mix concrete in Idaho. Treasure Valley Concrete had annual revenues of approximately $7 million in 1997. The acquisition of Treasure Valley Concrete increases the Company's presence in the Idaho market. The company issued a press release on January 8, 1998 regarding this transaction. A copy of which is attached hereto as an exhibit.





















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

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   MONROC, INC.
                                   (Registrant)



                                   By:  /s/ L. William Rands
                                       -------------------------
                                        L. William Rands
                                   Its: Vice President --Finance,
                                        Treasurer and Secretary

Date:  January 12, 1998

























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
                             INDEX TO EXHIBITS

Exhibit No.

2.1       Stock Purchase Agreement (w/o Exhibits)

99.1      Press Release issued and dated January 8, 1998















































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